EXHIBIT 15.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (N◦ 333-185071) and on Form S-8 (N◦ 333-192208) of PolyMet Mining Corp. of our report dated April 21, 2015 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting which appears in PolyMet Mining Corp.’s Annual Report on Form 20-F for the year ended January 31, 2015.

(signed) PricewaterhouseCoopers LLP

Chartered Accountants
Vancouver, British Columbia
April 21, 2015